As filed with the Securities and Exchange Commission on February 13, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

COLUMBIA BANCORP

(Exact name of registrant as specified in its charter)

Maryland	52-1545782
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7168 Columbia Gateway Drive

Columbia, Maryland 21046

(410) 423-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Columbia Bancorp 1997 Stock Option Plan

(Full title of the plan)

John M. Bond, Jr. Chief Executive Officer Columbia Bancorp 7168 Columbia Gateway Drive Columbia, Maryland 21046 (410) 423-8000	James J. Winn, Jr., Esquire Piper Rudnick LLP 6225 Smith Avenue Baltimore, Maryland 21209 (410) 580-3000

(Name, address, including zip code, and telephone number, including area code, of agents for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(a)	Proposed Maximum Aggregate Offering Price(a)	Amount of Registration Fee(a)

Common Stock, par value $.01 per share	340,505 shares (b)(c)	$31.11	$10,593,111	$1,342.15

(a)	Pursuant to Rules 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee are based upon the average of the high and low prices of the Common Stock of the registrant on the NASDAQ National Market System on February 10, 2004.

(b)	Pursuant to the 1997 Stock Option Plan, 400,000 shares of Common Stock and 120,000 additional shares of Common Stock were previously registered on Form S-8 (File Numbers 333-32359 and 333-102811, respectively). An additional 340,505 shares of Common Stock are being registered on this Form S-8.

(c)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference.

In accordance with General Instruction E to Form S-8, the contents of the Registration Statements filed by Columbia Bancorp (the “Company”) with the Securities and Exchange Commission (the “Commission”) (File Numbers 333-32359 and 333-102811), with respect to securities offered pursuant to the Columbia Bancorp 1997 Stock Option Plan, are hereby incorporated by reference. In addition, the following documents filed by the Company with the Commission are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 2002; (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003, (c) Current Report on Form 8-K, filed on January 30, 2004, (d) all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2002, and (e) the description of the Company’s Common Stock contained in its Registration Statement on Form 8-A dated June 9, 1994.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

Exhibit Number	Description

3.1	Form of Restated Articles of Incorporation of the Company, restated as of December 31, 1995, previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Company’s Annual Report on Form 10-KSB for fiscal year ended December 31, 1995 (File No. 0-23402).

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3.2	Articles Supplementary dated September 27, 1999, previously filed with the Commission as an Exhibit to and incorporated herein by reference from, the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 1999 (File No. 0-23402).

3.3	Form of 2004 Amended, Corrected and Restated By-Laws of the Company, amended and corrected through and restated as of January 26, 2004, previously filed with the Commission as an exhibit to and incorporated herein by reference from, the Company’s Current Report on Form 8-K, filed on January 30, 2004 (File No. 0-23402).

4.1	Amended and Restated Columbia Bancorp 1997 Stock Option Plan.

4.2	Form of Non-Qualified Stock Option Agreement under Amended and Restated Columbia Bancorp 1997 Stock Option Plan.

4.3	Form of Incentive Stock Option Agreement under Amended and Restated Columbia Bancorp 1997 Stock Option Plan.

5	Opinion of Piper Rudnick LLP (contains Consent of Counsel).

23.1	Consent of Counsel (contained in Exhibit 5).

23.2	Consent of Independent Auditors.

24	Power of Attorney.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, and the State of Maryland on this 12th day of February 2004.

COLUMBIA BANCORP

By:	/s/ John M. Bond, Jr.

John M. Bond, Jr. Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:

/s/ John M. Bond, Jr.	Chief Executive	Date: February 12, 2004
John M. Bond, Jr.	Officer

Principal Financial and Accounting Officer:

/s/ John A. Scaldara, Jr.	President, Chief Operating	Date: February 12, 2004
John A. Scaldara, Jr.	Officer and Chief Financial
Officer

A Majority of the Board of Directors:

Anand S. Bhasin, John M. Bond, Jr., Robert R. Bowie, Jr., Garnett Y. Clark, Jr., Hugh F.Z. Cole, Jr., William L. Hermann, Charles C. Holman, Herschel L. Langenthal, Harry L. Lundy, Jr., Richard E. McCready, James R. Moxley, Jr., James R. Moxley, III, Mary S. Scrivener, John A. Scaldara, Jr., Lawrence A. Shulman, Maurice M. Simpkins, Robert N. Smelkinson, and Theodore G. Venetoulis.

By: /s/ John M. Bond, Jr.	For himself and as	Date: February 12, 2004
John M. Bond, Jr.	Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Form of Restated Articles of Incorporation of the Company, restated as of December 31, 1995, previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Company’s Annual Report on Form 10-KSB for fiscal year ended December 31, 1995 (File No. 0-23402).

3.2	Articles Supplementary dated September 27, 1999, previously filed with the Commission as an Exhibit to and incorporated herein by reference from, the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 1999 (File No. 0-23402).

3.3	Form of 2004 Amended, Corrected and Restated By-Laws of the Company, amended and corrected through and restated as of January 26, 2004, previously filed with the Commission as an exhibit to and incorporated herein by reference from, the Company’s Current Report on Form 8-K, filed on January 30, 2004 (File No. 0-23402).

4.1	Amended and Restated Columbia Bancorp 1997 Stock Option Plan.

4.2	Form of Non-Qualified Stock Option Agreement under Amended and Restated Columbia Bancorp 1997 Stock Option Plan.

4.3	Form of Incentive Stock Option Agreement under Amended and Restated Columbia Bancorp 1997 Stock Option Plan.

5	Opinion of Piper Rudnick LLP (contains Consent of Counsel).

23.1	Consent of Counsel (contained in Exhibit 5).

23.2	Consent of Independent Auditors.

24	Power of Attorney.

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